UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2009

Commission File Number 001-33034

BMB MUNAI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	30-0233726
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050051
(Zip code)

+7 (727) 237-51-25
(Registrant’s Executive Office Telephone Number)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 1, 2010 the Company entered into Restricted Stock Grant Agreements with certain executive officers, directors, employees and outside consultants of the Company. The stock grants were approved by the Company board of directors and recommended by the compensation committee of the Company’s board of directors. The total number of shares granted was 1,500,000. Among the parties receiving restricted stock grants were the following:

Name	Position with Company	Restricted Stock Granted

Boris Cherdabayev	Chairman of the Board of Directors	280,000
Gamal Kulumbetov	Chief Executive Officer	80,000
Askar Tashtitov	President	230,000
Toleush Tolmakov	Director Emir Oil LLP	215,000
Evgeny Ler	Chief Financial Officer	110,000
Anuarbek Baimoldin	Chief Operating Officer	20,000

Grants were made to 15 people, 13 of whom are non-U.S. persons. The restricted stock grants were made without registration pursuant to Regulation S of the Securities Act Rules and/or Section 4(2) under the Securities Act of 1933.

All of the restricted stock grants were awarded on the same terms and subject to the same vesting requirements. The restricted stock grants will vest to the grantees at such time as either of the following events occurs (the “Vesting Events”): i) the one-year anniversary of the grant date; or ii) the occurrence of an Extraordinary Event. An “Extraordinary Event” is defined in the restricted stock agreement as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to fifty percent (50%) or more of the outstanding stock of the Employer or any of its subsidiaries, or the sale of forty percent (40%) or more of the assets of the Employer or any of its subsidiaries, or one (1) person or more than one person acting as a group, acquires fifty percent (50%) or more of the total voting power of the stock of the Employer. In the event of an Extraordinary Event, the grants shall be deemed full vested one day prior to the effective date of the Extraordinary Event. The Board of Directors shall determine conclusively whether or not an Extraordinary Event has occurred and the grantees have agreed to be bound by the determination of the Board of Directors.

The shares representing the restricted stock grants (the “Restricted Shares”) shall be issued as soon as practicable, will be deemed outstanding from the date of grant, and will be held in escrow by the Company subject to the occurrence of a Vesting Event. The time between the date of grant and the occurrence of a Vesting Event is referred to in this Current Report as the “Restricted Period.” The grantees may not sell, transfer, assign, pledge or otherwise encumber or dispose of the Restricted Shares during the Restricted Period. During the Restricted Period, the grantees will have the right to vote the Restricted Shares, receive dividends paid or made with respect to the Restricted Shares, provided however, that dividends paid on unvested Restricted Shares will be held in the custody of the Company and shall be subject to the same restrictions that apply to the Restricted Shares. The Restricted Shares will only vest to the grantee if the grantee is employed by the Company at the time a Vesting Event occurs. If a Vesting Event has not occurred at the time a grantee’s employment with the Company ceases, for  any reason, the entire grant amount shall be forfeited back to the Company.

The grantees shall be liable for any and all taxes, including withholding taxes arising out of these grants or the vesting of the Restricted Shares.

The description of the terms of restricted stock grants contained in this Current Report is a summary only and is qualified in its entirety by reference to the Form Restricted Stock Agreement, a copy of which is attached as an exhibit to this Current Report.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2009, the Company entered into new employment agreements with the following executive officers of the Company, Gamal Kulumbetov, Askar Tashtitov, Evgeniy Ler and Anuarbek Baimoldin. The following table discloses the corporate office and annual salary set forth in the employment agreement of each officer. Each of these individuals was serving in such capacity prior to entering the employment agreements.

Name	Corporate Office	Gross Annual Salary

Gamal Kulumbetov	Chief Executive Officer	$129,004(1)
Askar Tashtitov	President	$153,177(1)
Evgeniy Ler	Chief Financial Officer	$121,444(1)
Anuarbek Baimoldin	Chief Operating Officer	$121,444(1)

(1)

Reflects gross salary amount. Historically, annual salary set forth in the Company’s employment contracts were net of all taxes and dues required under applicable laws of the Republic of Kazakhstan, which shall be the responsibility of the Company.

Except as set forth in the above table, or as specifically addressed below, the terms and conditions of the employment agreements of each of the above-named executive officers are the same in all material respects.

The employment agreements provide for an initial term of one year with three consecutive one year renewals unless terminated by either party prior to the beginning of the renewal term.            The employment agreements of each of the above listed individuals requires they devote their entire business time, attention, skill and energy exclusively to the business of the Company.

As discussed above, the employment agreements provide for an annual salary. Under the agreements, salary is reviewable not less frequently than annually and may be adjusted up or down by the Compensation Committee of the Board of Directors in its sole discretion, but may not be adjusted below the initial salary amount listed in the agreement. The agreements provide that each of the officers is entitled to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical and other employee benefit plans of the Company that may be in effect from time to time, to the extent he is eligible under the terms of those plans.

The agreements provide that each officer is eligible on the Board of Director’s sole discretion to receive performance bonuses. Each officer is entitled to 28 days of vacation in accordance with the vacation policies of the Company, as well as paid holidays and other paid leave set forth in the Company’s policies. There is no accrual of vacation days and holidays.

The agreements and, as detailed below, all obligations thereunder may be terminated upon the occurrence of the following events: i) death, ii) disability; iii) for cause immediately upon notice from the Company or at such time as indicated by the Company in said notice; iv) for good reason upon not les than 30 days notice from the officer to the Company; v) an extraordinary event, unless otherwise agreed in writing.

Under the agreements the officer may be deemed disabled if for physical or mental reasons he is unable to perform his duties for 120 consecutive days or 180 days during any 12 month period. Such disability will be determined by a jointly agreed upon medical doctor.

The agreements provide that any of the following will constitute “cause”: i) breach of the employment agreement; ii) failure to adhere to the written policies of the Company; iii) appropriation by the officer of a material business opportunity; iv) misappropriation of funds or property of the Company; v) conviction, indictment or the entering of a guilty plea or a plea of no contest to a felony.

“Good reason” under the agreement may mean any of the following: i) a material breach of the employment agreement; ii) assignment of the officer without his consent to a position of lesser status or degree of responsibility.; iii) relocation of the Company’s principal executive offices outside the Republic of Kazakhstan; iv) if the Company requires the officer to be based somewhere other than principal executive offices of the Company without the officer’s consent.

Each of the employment agreements, provides that an “extraordinary event” is defined as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to fifty percent (50%) or more of the outstanding stock of the Company or any of its subsidiaries, or the sale of forty percent (40%) or more of the assets of the Company or any of its subsidiaries, or if one or more persons, acting alone or as a group, acquires fifty percent (50%) or more of the total voting power of the Company. In addition to these provisions, the employment agreement of Mr. Tashtitov provides that the following events also constitute an extraordinary event: i) that a disposition by the Chairman of the Company’s board of directors of by the General Director of the Company’s subsidiary, of seventy five (75%) or more of the shares either individual currently owns, including stock attributed to either of them by Internal Revenue Code Section 318; or ii) should the Company terminate the registration of any of its securities under Section 12 of the Exchange Act of 1934, voluntarily ceases, or shall terminate its obligation to file reports with United States Securities Commission pursuant to Section 13 of the Exchange Act of 1934.

Upon termination of an employment agreement, the Company will make a termination payment to the officer in lieu of all other amounts and in settlement and complete release of all claims employee may have against the Company. In the event of termination for good reason by the officer, the Company will pay the officer the remainder of his salary for the calendar month in which the termination is effective and for six consecutive calendar months thereafter. The officer shall also be entitled to any portion of incentive compensation for the year, prorated to the date of termination. Notwithstanding the foregoing, if the officer obtains other employment prior to the end of the six month period, salary payments by the Company after he begins employment with a new employer shall be reduced by the amount of the cash compensation received from the new employer. If the officer is terminated for cause, he will receive salary only through the date of termination and will not be entitled to any incentive compensation for the year in which his employment is terminated. If the termination is the result of a disability, the Company will pay salary for the rest of the month during which termination is effective and for the shorter of six consecutive months thereafter or until disability insurance benefits commence. If employment is terminated as a result of the death of the officer, his heirs shall be entitled to salary through the month in which his death occurs and to incentive compensation prorated through the month of his death. The employment agreements of Mr. Kulumbetov, Mr. Ler and Mr. Baimoldin provide that if the employment agreement is terminated as a result of an extraordinary event, the officer shall be entitled to severance pay as follows.

Completed Years of Employment

Service with the Employer	Severance Amount
Less than one (1) year	10% of Basic Compensation Salary
At least one (1) year but less than two (2) years	150% of Basic Compensation Salary
More than two years	299% of Basic Compensation Salary

The employment agreement of Mr. Tashtitov provides that in the event his employment agreement is terminated due to an extraordinary event, he will be entitled to receive a severance payment from the Company of $3,000,000 US Dollars.

All benefits terminate on the date of termination. The officer shall be entitled to accrued benefits, but is not entitled to compensation for unused vacation, holiday, sick leave of other leave.

The employment agreements also contain confidentiality, non-competition and non-interference provisions.

The description of the employment agreements in this Current Report is only a summary of the employment agreements and is qualified in its entirety by reference to the terms of the employment agreements, a copy of a form of the employment agreement is attached as an exhibit to this Current Report.

On December 31, 2009 the Company entered into a Consulting Agreement with Boris Cherdabayev, the Chairman of the Company’s board of directors. The Consulting Agreement becomes effective on January 1, 2010. Pursuant to the Consulting Agreement, in addition to his services as Chairman of the board of directors, Mr. Cherdabayev will provide such consulting and other services as may reasonably requested by Company management.

The initial term of the Consulting Agreement is five years unless earlier terminated as provided in the Consulting Agreement. The initial term will automatically renew for additional one-year terms unless and until terminated. The Consulting Agreement may be terminated for Mr. Cherdabayev’s death or disability and by the Company for cause. The Company may also terminate the Consulting Agreement other than for cause, but will be required to pay the full fee required under the Consulting Agreement.

Pursuant to the Consulting Agreement, Mr. Cherdabayev will continue to be paid $192,000 per year. This base consulting fee will be net of Social Tax and Social Insurance Tax in the Republic of Kazakhstan, which shall be paid by the Company. Mr. Cherdabayev will be responsible for Personal Income Tax and Pension Fund Tax. The success of projects involving Mr. Cherdabayev shall be reviewed on an annual basis to determine whether the initial base consulting should be increased.

The Consulting Agreement provides for an extraordinary event payment equal to the greater of $5,000,000 or the base compensation fee for the remaining initial term of the Consulting Agreement. The Consulting Agreement defines an extraordinary event as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to fifty percent (50%) or more of the outstanding stock of the Company or any of its subsidiaries, or the sale of forty percent (40%) or more of the assets of the Company or any of its subsidiaries, or if one or more persons, acting alone or as a group, acquires fifty percent (50%) or more of the total voting power of the Company.

The Consulting Agreement also contains confidentiality and indemnification provisions.

The description of the Consulting Agreement in this Current Report is only a summary of that agreement and is qualified in its entirety by reference to the terms of the Consulting Agreement, a copy of which is attached as an exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.28	Form of BMB Munai, Inc. Restricted Stock Agreement dated January 1, 2010

Exhibit 10.29	Form of Employment Agreement, dated December 31, 2009

Exhibit 10.30	Consulting Agreement, dated December 31, 2009 between BMB Munai, Inc. and Boris Cherdabayev

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Dated: January 6, 2010	By:	/s/ Adam R. Cook
Adam R. Cook